Exhibit 99.1

For Immediate Release

CONTACT:

Terry R. Gibson

iGO, Inc.

(408) 399-6494

IGO, INC. ANNOUNCES INTENT TO VOLUNTARILY DELIST FROM NASDAQ AND DEREGISTER ITS COMMON STOCK

SCOTTSDALE, Ariz., November 12, 2013 -- iGO, Inc. (NASDAQ: IGOI) (the “Company”) today announced its intention to voluntarily delist its common stock, par value $0.10 per share, with the associated Series H Junior Participating Preferred Stock Purchase Rights, from the NASDAQ Capital Market (“NASDAQ”). The Company intends to file a Form 25 with the Securities and Exchange Commission ("SEC") on or about November 22, 2013 to commence the NASDAQ delisting process, on which date the Company anticipates trading in the Company’s common stock, with associated purchase rights, on NASDAQ will be suspended.  Accordingly, the Company expects that November 21, 2013 will be the last day that the Company’s common stock will trade on NASDAQ. It is expected that the delisting of the Company’s common stock, with associated purchase rights, will become effective approximately ten days thereafter.

The Company has previously disclosed that on September 27, 2013, the Company received a letter from NASDAQ notifying the Company that it was not in compliance with the majority independent director requirement as set forth in Listing Rule 5605(b)(1) and the audit committee requirement as set forth in Listing Rule 5605(c)(2), and that on September 30, 2013, the Company received a letter from NASDAQ reminding the Company of the requirement to hold an annual meeting of shareholders no later than December 31, 2013.

The voluntary decision to delist from NASDAQ was taken following the Board of Directors' review of numerous factors including the aforementioned NASDAQ letters, the applicable NASDAQ rules and regulations, the benefits generated by the maintenance of the listing, recent trading volume in the Company’s common stock, the current composition of the Company’s Board of Directors and audit committee, and the feasibility of ongoing compliance with the NASDAQ listing requirements in light of the Company's management and ownership structure. Based on the foregoing factors, the Company no longer sees sufficient value in maintaining its listing on NASDAQ.

Following the delisting, the Company anticipates that its stock will be quoted on the Pink Sheets, a centralized electronic quotation service operated by the OTC Markets for over-the-counter securities, so long as market makers demonstrate an interest in trading in the Company’s stock. The Company will use its best efforts to ensure that its common stock will continue to trade in a recognized market or quotation service. However, the Company can give no assurance that trading in its stock will continue on the Pink Sheets or on any other securities exchange or quotation medium.

After the effective date of delisting, the Company intends to file a Form 15 with the SEC to voluntarily effect deregistration of its securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. The Company is eligible to deregister by filing a Form 15 because it currently has fewer than 300 holders of record of its securities. The Company expects that its obligation to file periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under Section 13(a) of the Securities Exchange Act of 1934, as amended, will be suspended upon the filing of the Form 15 but will continue pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, through January 1, 2014, at which time such obligations, except with respect to the Company’s 2013 Form 10-K, will also be suspended if the Company has less than 300 holders of record. After filing the Form 15, the Company may also seek no action relief from the SEC requesting that the Company’s obligation to file its 2013 Form 10-K be suspended.

The decision of the Company's Board of Directors to deregister its common stock, with associated purchase rights, was based on the consideration of numerous factors, including the large costs of preparing and filing periodic reports with the SEC, the increased outside accounting, audit, legal and other costs and expenses associated with being a public company, the burdens placed on Company management to comply with reporting requirements, and the low trading volume in the Company's common stock. After deregistration of the Company’s stock is effective and its periodic reporting requirements are suspended, the Company intends to continue to provide interim unaudited financial information and annual audited financial information to its stockholders.

About iGO, Inc.

iGO, Inc. offers a full line of innovative accessories for almost every mobile electronic device on the market. Whether a consumer wants to power, protect, listen to, share, cool, hold or connect to their device, iGO has the accessories they needs.

iGO’s products are available at www.igo.com as well as through leading resellers and retailers. For additional information call 480-596-0061, or visit www.igo.com.

iGO is a registered trademark of iGO, Inc. All other trademarks or registered trademarks are the property of their respective owners.

iGO has adopted a Rights Agreement to deter acquisitions of 4.9% or more of the Company's common stock (subject to certain exceptions) by any group or person in order to protect the Company's ability to utilize its net loss carryforwards to reduce potential future federal income tax obligations.

Forward-looking statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “should,” and other similar statements of our expectation identify forward-looking statements. These forward-looking statements are based largely on management’s expectations and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Risks that could cause results to differ materially from those expressed in these forward-looking statements include, among others, the risk that unforeseen events occur and delay the preparation and filing of the Form 25 and Form 15 and that the SEC does not accept or requires amendments to the Form 25 and Form 15 resulting in a delay in the delisting and deregistration of the Company’s common shares, and the continued interest of market makers in trading the Company’s common stock and the Company’s decision to deregister its common stock under the Securities Exchange Act of 1934, as amended. Additionally, other factors that could cause actual results to differ materially from those set forth in, contemplated by, or underlying these forward-looking statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 under the heading “Risk Factors.” In light of these risks and uncertainties, the forward-looking statements contained in this press release may not prove to be accurate. The Company undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Additionally, the Company does not undertake any responsibility to release publicly updates on any occurrence of unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

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